EXHIBIT 4.8



         SECOND AMENDMENT, dated as of November 29, 2006 (this "Amendment"), to the Credit Agreement dated as of December 29, 2005 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among DLI HOLDING II CORP., a Delaware corporation ("Holdings"), DEL LABORATORIES, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the "Lenders"), J.P. MORGAN SECURITIES, INC. as sole lead arranger and sole bookrunner (in such capacity, the "Arranger") and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the "Administrative Agent").

         The parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

         2. Amendments. The Credit Agreement shall be, and hereby is, amended as follows:

                  (a) Section 7.2 of the Credit Agreement is hereby amended by deleting the words "on the date hereof and" in clause
                        (d).

                  (b) Section 7.8 of the Credit Agreement is hereby amended by deleting the words "on the Closing Date and" in clause
                        (e).

                  (c) Schedule 7.2(d) of the Credit Agreement is hereby amended by adding the following new items:

                           5. Promissory Note in the principal amount of US$10,000,000 dated November 29, 2006 from Del Laboratories (Canada) Inc. to Del Laboratories, Inc. bearing interest at 9.0% per annum, payable quarterly.

                           6. Promissory Note in the principal amount of US$5,000,000 dated November 29, 2006 from Del Pharmaceutics (Canada) Inc. to Del Laboratories, Inc. bearing interest at 9.0% per annum, payable quarterly.

                  (d) Schedule 7.8(e) of the Credit Agreement is hereby amended by adding the text "1." before the first item listed on the schedule and by adding the following new items:

                           2. Promissory Note in the principal amount of US$10,000,000 dated November 29, 2006 from Del Laboratories (Canada) Inc. to Del Laboratories, Inc. bearing interest at 9% per annum, payable quarterly.

                           3. Promissory Note in the principal amount of US$5,000,000 dated November 29, 2006 from Del Pharmaceutics (Canada) Inc. to Del Laboratories, Inc. bearing interest at 9.0% per annum, payable quarterly.

         3. Effectiveness. This Amendment shall become effective on the date on which the Administrative Agent has received (a) this Amendment, executed and delivered by the Administrative Agent, Holdings, the Borrower and the Required Lenders, (b) the Consent (attached hereto), executed and delivered by the Subsidiary Guarantors and (c) all expense reimbursements payable under Section
10.05 of the Credit Agreement for which invoices have been delivered to the Borrower, including those expense reimbursements payable in connection with this Amendment.

         4. Representation and Warranties. Each of Holdings and the Borrower hereby represents and warrants that, after giving effect to the provisions of this Amendment, (a) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of such date, except to the extent that such representations and warranties refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (b) no Default or Event of Default has occurred and is continuing.

         5. Continuing Effect of the Credit Agreement. This Amendment shall not constitute an amendment of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any Default, Event of Default or future action on the part of any Loan Party that would require the consent of the Lenders or the Administrative Agent. As expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

         6. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts (including facsimiled counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

         7. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

         8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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




         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                                 DLI HOLDING II CORP.


                                                 By:
                                                      Name:
                                                      Title:


                                                 DEL LABORATORIES, INC


                                                 By:
                                                      Name:
                                                      Title:


                                                 JP MORGAN CHASE BANK, N.A.,
                                                 as Administrative Agent
                                                 and as Lender


                                                 By:
                                                      Name:
                                                      Title:






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

                                     CONSENT

                          DATED AS OF NOVEMBER 29, 2006


         The undersigned, as Subsidiary Guarantors under the Guarantee and Collateral Agreement and, as applicable, as parties to the other Security Documents hereby consent and agree to the foregoing Second Amendment and hereby confirm and agree that (i) each of the Guarantee and Collateral Agreement and the other Security Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, said Second Amendment, each reference therein to the "Credit Agreement", "thereunder", "thereof" and words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by said Second Amendment and (ii) each of the Guarantee and Collateral Agreement and the other Security Documents and the Collateral described therein does, and shall continue to, secure the payment and performance of all of the Obligations as defined in the Guarantee and Collateral Agreement, after giving effect to said Second Amendment.

                                DEL PHARMACEUTICALS, INC.


                                By:
                                   ---------------------------------------------
                                         Name:
                                         Title:


                                DEL PROFESSIONAL PRODUCTS, INC.


                                By:
                                   ---------------------------------------------
                                         Name:
                                         Title:


                                565 BROAD HOLLOW REALTY CORP.


                                By:
                                   ---------------------------------------------
                                         Name:
                                         Title:







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


                              Signature page to the Second Amendment, dated as of November 29, 2006, to the DEL LABORATORIES, INC. Credit Agreement








                                     [Name of Lender]


                                     By:
                                          --------------------------------------
                                          Name:
                                          Title:





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